Exhibit 10.4

ESCROW AGREEMENT(2010)

UMB Bank, n.a., hereinafter referred to as “Agent ,” hereby agrees to hold the prospective member’s Initiation Fee (“Deposit”) made by the signatory to this Agreement intending to become members in The Motor Sport Country Club (“MSCC”) pursuant to that certain Initial Membership Registration (the “Registration Agreement”) between each prospective MSCC member and the MSCC.

1. Prospective MSCC, members, by their execution of the Registration Agreement and receipt of the form of this Escrow Agreement, shall be deemed to have executed this Escrow Agreement and to have agreed to all terms and conditions therein.

2. All Deposits will be held by Agent, subject to the provisions hereof, in trust for each prospective MSCC member and MSCC as provided in each respective Registration Agreement. The Deposit shall be held by the Agent until MSCC has achieved financial commitments of a total of Five Million and 00/100 Dollars ($5,000,000.00) (the “Commitment”). If the Commitment has not been achieved on or before December 1, 2010, (“Commitment Deadline”) the prospective MSCC member’s Deposit shall be returned and there will be no further obligations between MSCC and the prospective MSCC member from that point forward. The prospective MSCC member’s Deposit shall be fully refundable at any time after the Commitment Deadline, providing MSCC has not achieved the Commitment.

3. Upon MSCC’s achievement of the Commitment the Deposit will be disbursed to the MSCC and will be credited against the balance of the Membership Fee due from the MSCC member and the prospective MSCC member will immediately become a member of MSCC and will execute the previously disclosed Membership Agreement as well as any other necessary documentat ion to effectuate their membership in MSCC and will pay the balance of the Membership Fee according to the terms of the Membership Agreement.

4. The Agent shall invest the Deposit in the Federated Prime Obligation Money Market Fund, a money market mu tual fund, unless otherwise directed in writing by MSCC. The income earned on the Deposit shall be paid to MSCC.

5. Any modification hereof shall be in writing and such written modification shall become incorporated in this Escrow Agreement as if fully set forth herein. Agent and MSCC may make ministerial changes to the Escrow Agreement on behalf of themselves and all prospective MSCC members and may make any modifications they deem necessary for future transactions.

Agent acts hereunder as depository only and is not a party to or bound by any agreement or undertaking which may be evidenced by or arise out of any items deposited with it hereunder, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any of the items and undertakes no responsibility or liability for the form of execution of such items or the identity, authority, title or rights of any person executing or depositing the items above described.

6. MSCC and all prospective MSCC members agree to indemnify and hold Agent harmless from and against loss, damage, delay or adverse consequence incurred in connection herewith and shall reimburse Agent for any expenses or losses that Agent may incur in performing it duties hereunder. Agent shall not be liable for any error or judgment or for any act done or omitted by it in the absence of intentional wrongdoing. No liability will be incurred by Agent if in the event of any dispute or question as to the construction of the track(s) or the facilities; it acts in accordance with the reasoned advice or opinion of its legal counsel.

(a) The Agent shall not be under any duty to give the Deposit held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to this Escrow Agreement.

(b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Agent. The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Escrow Agreement.

(c) The Agent shall not be liable, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Agent shall in no event be liable in connection with its investment or reinvestment of any Deposit held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Deposit, or any loss of interest incident to any such delays.

(d) The Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e) The Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(f) The Agent is serving as escrow holder only and has no interest in the Deposit deposited hereunder. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Agent with appropriate W-9 forms for tax identification number certification or nonresident alien certifications. This Section 6(f) and Section 6(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Agent.

(g) The Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h) The Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.

(i) The Agent (and any successor escrow agent) may at any time resign as such by delivering the Deposit to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Agent has not received a designation of a successor escrow agent, the Agent's sole responsibility after that time shall be to safekeep the Deposit until receipt of a designation of successor Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j) The Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Deposit, or in the event that the Agent in good faith is in doubt as to what action it should take hereunder, the Agent shall be entitled to retain the Deposit until the Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Deposit or (ii) a written agreement executed by the other parties hereto directing delivery of the Deposit, in which event the Agent shall disburse the Deposit in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Agent to the effect that said court order is final and nonappealable. The Agent shall act on such court order and legal opinions without further question.

(l) Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Agent is instructed as follows:

(i) That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

(ii) That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court. The institution of any such interpleader action shall not impair the rights of the Agent under Section 6(c) above.

7. In the event any party who is not a party to this Escrow Agreement shall make claim or demand upon Agent in its capacity as Escrow Agent, Agent shall have no duty to negotiate or attempt to compromise such claim or demand, but may, as its option, implead the funds deposited hereunder into a state or federal court having jurisdiction over Jefferson County, Colorado, to determine the dispute or disposition of funds. Agent may make any appropriate claim on its own behalf in connection with the interpleader action.

8. A copy of all alleged notices of default issued under any Registration Agreement or any other notice received from or issued to any other persons shall be promptly provided to Agent at the same time. Unless written notice shall be so given, Agent shall not be required to take or be bound by an y notice of any default or to take action concerning such default. If written notice of default is properly given and Agent is required on receipt thereof to take any action with respect to such default, and such action involves any expense or liability, Agent shall not be required to take any such action unless it is indemnified against such expense or liability in a manner satisfactory to it.

9. Agent is authorized to act on any document believed by it to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting.

10. In the event of any disagreement or the presentation of adverse claims or demands in connection with or of any item affected hereby, Agent shall at its option be entitled to refuse to comply with a ny such claim or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby and in so doing Agent shall not become liable to undersigned, or any of them, or to any persons named in the attached schedule, if any, or to any other person, due to its failure to comply with any such adverse claim or demand. Agent shall be entitled to continue, without liability, to refrain and refuse to act:

Until all rights of the adverse claimants have been finally adjudicated by a Court having jurisdiction of the parties and the items affected hereby, after which time the Agent shall be entitled to act in conformity with such adjudication; or

Until all differences shall have been adjusted by agreement and Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by undersigned and by all persons making adverse claims or demands, at which time Agent shall be protected in acting in compliance therewith.

11. Agent, MSCC and all prospective MSCC members agree that the laws of the State of Colorado shall govern this Escrow Agreement and that jurisdiction shall lie in a state or federal court having jurisdiction over Jefferson County, Colorado. The parties further agree that any party hereto may remove any action filed in another court to Jefferson County, Colorado as a matter of right.

12. Agent shall have a lien on all items held by it herewith for its compensation and for any reasonable costs, liability, expense or fees it may incur in connection with its duties hereunder. Notwithstanding anything to the contrary, any lien or indemnity or agreement to pay or reimburse fees and expenses by prospective MSCC Members shall relate only to the Registration Agreement and Deposits of that prospective MSCC Member and shall not affect any other prospective MSCC Member.

13. MSCC has paid Agent for its administrative services hereunder, which is $1 ,000 per year and agree to pay reasonable additional compensation for any additional or extraordinary service which it may be required to render hereunder or any expense incurred by Agent in bringing, answering, defending or intervening in any suit or action brought by or against it in connection with this Escrow Agreement.

14. Notwithstanding anything to the contrary herein, the Agent shall have no duty to determine the performance or nonperformance of any term or condition of any contract or agreement between the parties hereto, and the duties and responsibilities of the Agent are limited to those specifically stated herein. The Agent will not be required to construe any provision of the Registration Agreement or any other instrument deposited herewith.

15. Prospective MSCC member or MSCC, as the case may be, shall, on request, provide Agent with an executed Federal Form W-9.

16. This Escrow Agreement may be executed in counterparts by facsimile execution which for all purposes shall be considered the original document.

IN WITNESS WHEREOF, Agent and Club have executed this Escrow Agreement as of the ____ day of March, 2010. Each prospective MSCC member shall be deemed to have executed this Escrow Agreement by its execution of the Registration Agreement.

UMB Bank, n.a. Escrow Agent

By: ________________________________
Name: ______________________________
Title: _______________________________
Notice Address: _______________________

1670 Broadway
Denver, CO 80202
Attention: Corporate Trust

The MOTOR SPORT COUNTRY CLUB, LLC a Colorado limited liability company

MSCC

By: _________________________________
Name: _______________________________
Title: ________________________________

Notice Address: ________________________
_____________________________________
_____________________________________

Attn:

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